HONG ZHONG HOLDINGS LIMITED

Employment Contract

This Contract is made between the employer HONG ZHONG HOLDINGS LIMITED (hereinafter referred to as "the Company") and the employee Mr. Fu Wan Chung, Simon (Hong Kong Identity Card No.: D550875(5), address: Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong) (hereinafter referred to as "the Employee") hereby certify that:

1. Position

Starting from November 1, 2005, the Company agrees to employ the Employee, and the Employee agrees to accept such an employment as a Chief Financial Officer of the Company and agrees to obey all the terms and conditions of this Employment Contract as well as all the rules of employment contains in the appendix of this Employment Contract:

2. Remuneration

A) The monthly salary is HK$45,000.00 (includes the 5% Employee's contribution to the Mandatory Provident Funds Scheme) during probation period payable on a monthly basis.

B) The salary period is counted from the first day of the month until the last day of the same month.

C) The salary of the month shall be paid within the first five days of the following month.

D) Upon serving for a period of one month, the Company shall pay that one month's salary to the Employee.

3. Allowance for Business Trip

The Company shall pay the Employee the transportation, meals and accommodation allowance for any business trip on a reimbursement for actual expenses basis

4. End of year Payment

The Company shall pay the Employee the following year end payment in accordance with his working performance:

A) Annual Double Pay Equivalent to the Employee's one month salary after serving a period of one year (if the Employee has served the Company for less than a year, then he is entitled to a proportion of one month's salary as annual double pay, with such proportion equals to the proportion of his number of days of service with pay to the Company during a period of one year to the number of days of that particular year.)

B) Bonus

It depends on the profit gained of the Company and the working performance of the Employee.

5. Annual Leave

The Employee is entitled to 14 days of annual leave with pay after serving the Company for a period of 12 months. The annual paid leave should be taken within the following period of 12 months with the permission/ confirmation of the managers or above rank officers of the Company condition that such consecutive days of leave will not affect the progress and development of the Company's business (to be negotiated if there is any redeployment).

A) Half or less than half of the number of annual paid leave can be accumulated to and be taken next year, but the annual leave period to be taken at one time shall not exceed 14 consecutive days (inclusive of public holidays).

B) The Employee shall make application to the Company before taking the annual paid leave:
  For 1-3 days leave, 7 or more working days written notice in advance.

  Above 3 days leave, 14 or more working days written notice in advance.

C) The Employee is entitled to payment of pro rata salary in lieu of annual paid leave in the event of resignation (excluding the Employee being summarily dismissed) if the Employee is employed for a period of 3 months but less than 12 months.

6. Holidays

Casual Leave and Sick Leave

1-2 days Casual Leave : shall apply with 7 days written notice in advance.

More than 2 days Casual Leave : shall apply with 14 days written notice in advance.

  The Company has the right to reject the Employee's casual leave application if the aforesaid 2 conditions of application are not followed.

i) In the event that unexpected matter occurs and application for leave is needed, the Employee shall call up his/her supervisor to get oral permission before 9:30 in the morning of that day and fill in the application form at once after returning to office.

  Leave without permission will be deemed to be absent from work.

ii) In the event that sick leave is needed, the Employee shall call up his/her supervisor before 9:30 in the morning of that day, and fill in the application form at once after returning to office.

7. Working Hours

A)  Monday to Friday  9:00 — 18:00
Saturday                  9:00 — 13:00

The Employee is required to work overtime upon request by the Company. The overtime allowance shall be negotiated separately.

B) Sunday and the statutory holidays are defined as the regular rest day.

8. Probation

A) The probation period is three months.

B) By either party at any time to terminate the contract during in the probation period shall give the other party notice of not less than 7 days.

9. Procedure of Resignation

A) When the Employee can not carry on his/her duty due to personal reason, one month written notice in advance to the Company is needed. If the written notice is less than three months, the Company shall deduct from the Employee's basic salary the Employee's salary for the number of days short in the written notice.

B) The Company shall only issue a reference letter to the Employee and pay him/her the salary after his/her resignation is approved and completion of the transferring and returning process of the Company's property back to the Company.

C) The Employee shall not get a reference letter from the Company for summary dismissal.

D) The salary of the leaving Employee shall be paid at the last day of the month of his/her leaving.

10. Compensation for Termination of this Employment Contract

The Company shall be able to terminate this Employment Contract without giving any notice nor payment in lieu of notice under the following conditions:

1. The Employee fails to obey the reasonable and lawful order of the Company;

2. Misconduct of the Employee and such misconduct is in breach of the Employee's duty of integrity towards the Company and is in breach of the hid/her responsibility in work.

3. Dishonesty and fraud committed by the Employee.

4. Persistent neglect duty by the Employee.

5. The Employee being diagnosed by the doctor as inappropriate to work forever.

6. In the event that the sudden resignation and misconduct of the Employee caused the Company to incur loss, the Employee shall compensate the Company for such loss.

11. Confidentiality

A) In consideration of the economic interest of the Company, all employees shall not disclose any information and documents related to the Company to any third persons or companies.

B) The employees who leave the Company because of being summarily dismissed by their mistake in work shall not operate business or participate in work that is identical and/or similar in business nature as the Company within 12 months in Hong Kong from the date of dismissal.

C) The Company shall institute legal action against the Employee if the Employee is in breach of any of the aforesaid conditions.

12. Part time Job

During the period of employment with the Company, the Employee shall not assist in or be employed as part time worker or any other forms of any organizations or companies without permission from the Company.

13. Applicable Law

This Employment Contract is governed by the Employment Ordinance (CAP 57) of the Hong Kong Law and any other relevant Hong Kong laws.

The Company and the Employee have read in detail and fully understand this Employment Contract and are willing to obey all the provisions therein and agree to sign the following as confirmation:-

Signed: (Signed and sealed)	Signed: (Signed)
The Company: Hong Zhong Holdings Limited	The Employee: Mr. Fu Wan Chung, Simon

Date: November 2, 2005